Waverly, Inc.

                              1995 Annual Form 10-K

                                  Exhibit 21

                          Subsidiaries of the Company
                          ---------------------------
Williams & Wilkins Sales, Inc.
351 West Camden Street
Baltimore, Maryland 21201 	                     A Maryland Corporation

Waverly Sales, Inc.
351 West Camden Street                          A United States
Baltimore, Maryland 21201 	                     Virgin Island Corporation

Waverly Europe Ltd.
Broadway House
2-6 Fulham Broadway
London SW6 1 AA England 	                       A United Kingdom Corporation

Urban & Schwarzenberg GmbH
Landwehrstrabe 61
D-8000 Munich 	                                 A German Corporation

Oscar Rothacker Verlagsbuchhandlung, GmbH
Landwehrstrasse 38
Munich                                       	  A German Corporation

Urban & Schwarzenberg Verlag fur Medizin,
GmbH
Landwehrstrabe 61
D-8000 Munich                               	   A German Corporation

Urban & Schwarzenberg Ges.m.b.H.
Frankgasse 4,
Vienna, Austria 	                               An Austrian Corporation

Med-Pub, Inc.
900 Market St.
Suite 200
Wilmington, Delaware 19801                  	   A Delaware Corporation

Editions Pradel
4 Passage De La Main D'or
75011 Paris, France 	                           A French Corporation

Urban & Partner
Marii Sklodowskiej-Curie Str. 55/61
50-950 Wroclaw, Poland                       	  A Polish Corporation

Waverly Info-Med Ltd.
Room 808 Metroplaza Tower 2
223 Hing Fong Road
New Territories, Hong Kong                  	   A Hong Kong Corporation

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Exhibit 21 Continued

Waverly Info-Med Ltd.
5/12 Wireless Road
Opp. Hilton Hotel
Bangkok, 10330, Thailand  	                     A Thailand Corporation